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                                                                    Exhibit 99.3

                      GREAT WESTERN FINANCIAL CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     OF GREAT WESTERN FINANCIAL CORPORATION

        The undersigned, a holder of shares of common stock, par value $1.00 per share ("Common Stock"), of Great Western Financial Corporation ("Great Western"), acting with respect to all shares of Common Stock held by the undersigned, hereby appoints John F. Maher and James F. Montgomery, and each of them, as proxies of the undersigned, with full power of substitution, to represent and to vote such shares of Common Stock, with like effect as if the undersigned were personally present and voting at the Special Meeting of Stockholders of Great Western to be held on _______________, 1997, and at any adjournments, postponements, or reschedulings thereof.

        The shares of Common Stock represented by this proxy will be voted as directed by the stockholder. Unless otherwise directed, such shares will be voted "FOR" the approval and adoption of the Agreement and Plan of Merger and the consummation of the transactions contemplated thereof and otherwise in the discretion of the proxy holders.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER.

1. To approve and adopt the Agreement and Plan of Merger dated as of March 5, 1997, by and among Washington Mutual, Inc., New American Capital Inc., a wholly owned subsidiary of Washington Mutual, Inc., and Great Western Financial Corporation and the transactions contemplated thereof.

                / / FOR          / / AGAINST          / / ABSTAIN

        The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the related Joint Proxy Statement/Prospectus dated, in each case, ____________, 1997.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments, postponements or reschedulings thereof.

                                                Please sign your name below
                                                exactly as it appears hereon.
                                                When signing as attorney,
                                                executor, administrator, trustee
                                                or guardian, please give full
                                                title as such. If a corporation,
                                                please sign in full corporate
                                                name by president or other
                                                authorized officer. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.

                                                Date: ___________________, 1997

                                                Signature: ____________________

                                                Title: ________________________

                                                Signature (if held jointly):

                                                _______________________________

                                                Title: ________________________


             PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY.